                                                                     EXHIBIT 4.8

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

                                                                   55,000 SHARES

                         COMMON STOCK PURCHASE WARRANT

                                  OF KFx INC.

                               November 15, 1996

       * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

     THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, Innovative Research Associates, Inc., a New York corporation with its principal place of business at 950 Third Avenue, 26th Floor, New York, New York 10022, (the "Warrant Holder") (or its assigns), is entitled to purchase from KFx Inc, a Delaware corporation ("Company") Fifty-Five Thousand (55,000) shares (the "Warrant Shares") of the Company's $.001 par value common stock (the "Common Stock" or "Shares"), for an aggregate purchase price equal to $4.00 multiplied by Fifty-Five Thousand (55,000) shares ("Aggregate Original Warrant Price"), all on and subject to the terms, provisions and conditions hereinafter set forth. This Warrant may be exercised as to all or part (comprising a whole number) of the Shares represented hereby at any time or times before August 3, 1998 ("Expiration Date"). This Warrant shall be void and of no effect, and all rights, restrictions, and obligations hereunder shall cease to the extent not exercised prior to the Expiration Date. This Warrant is a reissue of a Warrant for 65,000 Shares dated October 29, 1996, which is hereby canceled and superseded. A partial exercise of the October 29, 1996 Warrant has been made this date for Ten Thousand (10,000) Shares.

                                   ARTICLE I

                              EXERCISE OF WARRANT

      Section 1.1 Duration. Subject to the provisions of Sections 1.2 and 1.4 hereof, this Warrant may be exercised at any time on or after 9:00 a.m., Denver, Colorado time, on November 15, 1996, and at or before 5:00 p.m., Denver, Colorado time, on August 3, 1998 (or, if such day is not a business day, at or before 5:00 p.m., Denver, Colorado time, on the next following business day).
If this Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

      Section 1.2 Exercise of Warrant. Subject to the conditions contained herein, this Warrant may be exercised in whole or in part at any time or times before the Expiration Date by the surrender of this Warrant or any duly authorized replacements hereto (with a duly executed subscription agreement in the form attached hereto) at the principal office of the Company in Denver, Colorado, and upon payment to the Company of the Aggregate Original Warrant Price (or, if exercised in part, upon payment to the Company of the applicable proportionate part of the Aggregate Original Warrant Price) for each Share so purchased in lawful money of the United States, or by check, or postal or express money order payable in United States dollars to the order of the Company or by funds wired to an account as specified by the Company, and upon compliance with and subject to the conditions set forth herein.

     Upon receipt of this Warrant with the form of exercise duly executed and accompanied by payment of the Aggregate Original Warrant Price for the shares of Common Stock for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole Warrant Shares (as provided in Article V hereof) for which this Warrant is being exercised in such denominations as are required for delivery to the Warrant Holder, and the Company shall thereupon deliver such certificates to the Warrant Holder or his assignee.

     In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company will execute a new Warrant substantially in the form of this Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Warrant Holder.

     The Company shall pay any and all transfer taxes payable in connection with the issue of this Warrant or the issue of any Warrant Shares upon exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or the Warrant Shares in a name other than that of the Warrant Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Warrant Shares.

      Section 1.3   Warrant Holder Representation and Certificate Legend.
Unless the issuance of the Warrant Shares shall have been registered under the Securities Act of 1933, as amended (the "1933 Act"), as a condition of its delivery of certificates for the Warrant Shares or upon the split-up, combination, exchange, transfer or loan of the Warrant, the Company may require the Warrant Holder (including the transferee of the Warrant in whose name the Warrant Shares are to be registered) to deliver to the Company, in writing, representations regarding the Warrant Holder's sophistication, investment intent, acquisition for his own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering. The Company may place conspicuously upon each new Warrant and upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Warrant Holder (including each transferee):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

     The Company need not register a transfer of this Warrant or the Warrant Shares unless the conditions specified in such legend are satisfied. Subject to the transfer restrictions set forth in this Article I and in Articles IX and X herein, this Warrant is transferable, in whole or in part, on the books of the Company, upon surrender of this Warrant to the Company, together with a written assignment duly executed by the Warrant Holder.

      Section 1.4 Vesting. This Warrant shall vest and be exercisable effective November 15, 1996.

      Section 1.5 Exercise Price. The initial exercise price shall be $4.00 per share (the "Exercise Price").

                                  ARTICLE II

                                  ANTIDILUTION

      Section 2.1 Subdivisions or Combinations. In case the Company shall at any time after the date of this Warrant (i) subdivide the outstanding Shares or
(ii) combine the outstanding Shares into a smaller number of Shares, the Exercise Price and the number and kind of Shares receivable upon exercise, in effect at the time of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holder of the Warrant exercised after such time shall be entitled to receive the same percentage and kind of shares which, if the Warrant had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur and shall be retroactive to the record date, if any, for such event. Any adjustment made pursuant to this Section 2.1 shall become effective immediately upon the effective date of such event retroactive to the record date, if any, for such event. All calculations made under this Section
2.1 shall be made to the nearest cent or to the nearest Share, as the case may be.

      Section 2.2 Reorganization, Reclassification or Consolidation. In case of any capital reorganization of the Company, or of any reclassification of Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company into any other person (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Warrant shall after such reorganization, reclassification, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities, cash or other property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of the Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 2.2 with respect to the rights and interests thereafter of the holders of the Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, cash or other property thereafter deliverable on the exercise of the Warrant. The subdivision or combination of Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a reclassification of the Common

Stock for the purposes of this Section 2.2. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company's and successor person's transfer agent, if any, the obligation to deliver to the holders of the Warrant such shares of stock, other securities, cash or other property as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations of the Company under this Warrant .

      Section 2.3 Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or of the number or kind of Shares for which the outstanding Warrant may be exercised pursuant to Article II, the Company, within 20 calendar days thereafter, shall cause to be given to all of the holders of the Warrant, at such holders' addresses appearing on the register or other records maintained for such purpose, an officer's certificate showing the adjusted Exercise Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of the Warrant after such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Article II.

     In case:

          (a) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Warrant Holder at his address appearing on the register or other records maintained by the Company for such purpose, at least 20 calendar days (or 10 calendar days in any case specified in clauses (a) or (b) above) prior to the applicable record or effective date hereinafter specified a written notice stating the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected and that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities, cash or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by this Section 2.3 or any defect therein shall not affect the legality or validity of any consolidation, merger, conveyance, transfer, reorganization, dissolution, liquidation or winding up or the vote upon any action.

                                  ARTICLE III

                      MERGERS, CONSOLIDATIONS, SALES AND
                             OTHER REORGANIZATIONS

     In the case of any consolidation or merger of the Company with another entity, or the sale or all or substantially all or its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger, sale or reorganization, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation, merger or reorganization or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligations to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Notwithstanding anything herein to the contrary, in the event that any shareholders of the Company have an opportunity to sell or exchange their shares of Common Stock pursuant to a consolidation, merger, sale or reorganization or otherwise, each of the holders of the Warrant may, if they so decide in their sole discretion, immediately exercise the Warrant in whole or in part and, at their option sell or exchange any or all of the Common Stock thereafter owned by such holders upon terms and conditions no less favorable than those upon which the other shareholders are selling or exchanging their shares of Common Stock.

                                  ARTICLE IV

                               FRACTIONAL SHARES

     Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrant Holder would, except for the provisions of this Article IV, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall upon the exercise of this Warrant and receipt of the Exercise Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrant Holder would otherwise be entitled. The Warrant Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a share upon exercise hereof.

                                   ARTICLE V

                            FULLY PAID STOCK; TAXES

     The Company covenants and agrees that the shares of stock represented by each and every certificate representing Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal, State and local taxes which may be payable in connection with the issuance of this Warrant or any Common Stock or certificates therefor or the exercise of the rights provided for pursuant to the provisions hereof, including without limitation any such taxes relating to the exercise of any purchase, conversion, or other rights contained herein, but specifically excluding any Federal, State or local income taxes owing by the holders of the Warrant.

                                  ARTICLE VI

                           CLOSING OF TRANSFER BOOKS

     The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company may be closed. The Company shall not be required, however, to deliver certificates representing shares of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

                                  ARTICLE VII

                             REPLACEMENT OF WARRANT

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of such loss, theft or destruction, upon delivery to the Company of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

                                 ARTICLE VIII

                             RESERVATION OF SHARES

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

                                  ARTICLE IX

                        RESTRICTIONS ON TRANSFERABILITY
                  OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS

      Section 9.1 In General. This Warrant and the Warrant Shares issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the 1933 Act (or any similar Federal statute at the time in effect) and any applicable State securities laws in respect of the transfer of this Warrant or any such Warrant Shares.

      Section 9.2 Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant. Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9.2, bear on the face thereof a legend reading substantially as follows:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN WARRANT AGREEMENT DATED November 15, 1996, PURSUANT TO WHICH THEY WERE ISSUED.

          In the event that a registration statement covering the Warrant Shares shall become effective under the 1933 Act and under any applicable State securities laws or in the event that the Company shall receive an opinion of counsel satisfactory to it that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Warrant Shares or issue new certificates without such legend in lieu thereof. All fees and expenses of counsel in connection with the rendition of the opinion provided for in this Section
      9.2 shall be paid by the holder.

      Section 9.3 Notice of Proposed Transfer; Registration Not Required. The holder of this Warrant or of any Warrant Shares, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Warrant Shares relating thereto (or any portion thereof) describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and to counsel designated by such holder, who may be an employee of such holder. If in the opinion of each such counsel the proposed transfer may be affected without registration or qualification of such Warrant or the Warrant Shares under any Federal or State law, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to such holder by the Company. If either of such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for the legal conclusions in this regard), the Company shall promptly notify such holder that the proposed transfer described in the written notice given pursuant to this subsection may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission and any applicable State Securities regulatory authority. Such holder shall not be entitled to effect such transfer until such registration, qualification, exemption or other compliance has become effective. All fees and expenses of counsel in connection with the rendition of the opinions provided for in this subsection shall be paid by the holder requesting the transfer.

                                   ARTICLE X

                             RIGHT OF FIRST REFUSAL

     In the event any holder of Warrants or Warrant Shares ("Offeror") proposes to sell all or any portion of the Warrants or Warrant Shares owned by the holder to a person or entity other than an affiliate of the holder, the Offeror shall first deliver to the Company a written notice ("Notice of Proposed Sale") specifying the name and address of the proposed purchaser ("Proposed Purchaser"), the number of Warrants or Warrant Shares proposed to be sold to the Proposed Purchaser ("Offered Shares"), and all of the terms, including the price, of the proposed sale and stating that the Company has the right to purchase the Offered Shares in accordance with the following terms:

          (i) During the 30-day period following receipt of the Notice of Proposed Sale ("Exercise Period"), the Company shall have the right to purchase all (but not less than all) of the Offered Shares, at the price and on the terms specified in the Notice of Proposed Sale. The company shall give written notice of its election to the Offeror during the Exercise Period.

          (ii) If the Offered Shares have not been purchased by the Company as specified herein, the Offeror shall have the right, but only for a period of six (6) months after the expiration of the Exercise Period, to sell the Offered Shares to the Proposed Purchaser at the price specified in the Notice of Proposed Sale.

          (iii) Warrants or Warrant Shares sold to a Proposed Purchaser as provided herein shall continue to be subject to the provisions of this Warrant, and the Company shall not be obligated to issue a new Warrant therefor in the name of such Proposed Purchaser unless that Proposed Purchaser agrees in writing to become bound by the terms hereof.

          (iv) For purposes of this Article X an affiliate shall mean each and every corporation, partnership, person, or other entity controlling, controlled by, or under common control with, the holder of any Warrant or Warrant Shares.

                                  ARTICLE XI

                                 MISCELLANEOUS

      Section 11.1 Warrant Holder As Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      Section 11.2 Warrant Holder Not Shareholder. This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

      Section 11.3 Warrant Holder Representation. Notwithstanding anything to the contrary herein, the Warrant Holder represents and warrants that (a) it acknowledges that the Warrant and the Warrant Shares have not been registered under the 1933 Act or any state securities laws, (b) the Warrants and the Warrant Shares (unless such Warrants and/or Warrant Shares, as the case may be, are registered under the 1933 Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for nonpublic offerings or offerings to one or more accredited investors, (c) that the Warrant Holder is acquiring the Warrant and will acquire the Warrant Shares (unless such Warrants and/or Warrant Shares are registered under the 1933 Act and applicable state securities laws) for his own account and not with a view toward their distribution, (d) the Warrant Holder is experienced in making investments of this nature and has the necessary sophistication to be able to evaluate the merits of this investment and (e) the Warrant Holder will not sell, offer for sale, pledge or otherwise hypothecate the Warrant or the Warrant Shares (unless such shares are registered under the 1933 Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Warrant and Warrant Shares is exempt from the registration and prospectus delivery requirements of the 1933 Act and applicable state securities laws.


     Section 11.4  Partial Exercise and Partial Assignment.

          (a) If this Warrant is exercised in part only, the holder shall upon surrender hereof be entitled to receive a new Warrant, registered in the name of the holder or its nominee. This Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of the Company in Denver, Colorado (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is assigned, a new Warrant shall be issued to the holder hereof, registered in the name of such holder or its nominee. The assignee shall also be entitled to receive a new Warrant, registered in the name of such assignee or its nominee.

          (b) Subject to the provisions of paragraph (a) of this Section 11.4 this Warrant and the Warrant Shares may not be sold or otherwise disposed of except as follows:

               (i) to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the 1933 Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; or

               (ii) to any person upon delivery of a prospectus then meeting the requirements of the 1933 Act relating to such securities (as to which a registration statement under the 1933 Act shall then be in effect) and the offering thereof for such sale or disposition.

     Section 11.5 Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     Section 11.6 Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

     Section 11.7 Notices. Any notices required to be given pursuant to the terms hereof shall be given (unless otherwise herein expressly provided) in writing and either (i) personally delivered, (ii) sent by certified, return receipt requested, (iii) sent by prepaid overnight courier, or (iv) transmitted by telecopier or similar device, with confirmation of receipt. Notices shall be addressed, if to holder of Warrants or Warrant Shares, to:

               Luis J. Mejeia
               Innovative Research Associates, Inc.
               950 Madison Avenue
               New York, New York 10022

or to such other address of such holder appearing in the register maintained by the Company, and if to the Company, to:

                    KFx Inc.
                    1999 Broadway, Suite 3200
                    Denver, CO 80202
                    Attn:  Chief Financial Officer

     For purposes of this Warrant, any notice sent by mail shall be demand given on the date deposited in the mail.

     Section 11.8 Headings. The Article headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

     Section 11.9 Law Governing. This Warrant is delivered in the State of Colorado and shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado.

     Section 11.10 Amendments and Modifications. This Warrant may be amended or modified only with the prior written consent of the holder hereof.

     WITNESS the seal of the Company and the signatures of its duly authorized officers.

                              KFx Inc.



                              ------------------------------------------
                              Theodore Venners, Chief Executive Officer

     (SEAL)


                              ------------------------------------------
                              R. G. Swenson, Secretary

                                    KFx INC.
                               SUBSCRIPTION FORM
                    (To be executed by the Registered Holder
                       in order to Exercise the Warrant)


     The undersigned hereby irrevocably elects to exercise the right to purchase ________________ shares (the "Shares") of common stock, $.001 par value (the "Common Stock") of KFx Inc. (the "Company") covered by the Common Stock Purchase Warrant dated October 29, 1996 (the "Warrant") and herewith makes payment of the purchase price of such Shares in accordance with the terms of the Warrant. The undersigned requests a certificate for such Shares to be registered in the name of _____________________, whose address is ___________________________________.
If said number of Shares is less than all of the Shares issuable under the Warrant, the undersigned further requests that a new warrant representing the right to acquire the remaining balance of the Shares to be registered in the name __________________________________, whose address is ______________________
________________________________.

     The undersigned hereby represents and warrants that:

          (a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws,

          (b) the Shares (unless such Shares are registered under the Act and applicable state securities laws) are being and will be issued pursuant to an exemption from registration for nonpublic offerings or offerings to one or more accredited investors,

          (c) he is acquiring the Shares (unless such Shares are registered under the Act and applicable state securities laws) for his own account and not with a view toward their distribution,

          (d) he is experienced in making investments of this nature and has the necessary sophistication to be able to evaluate the merits of this investment, and

          (e) he will not sell, offer for sale, pledge or otherwise hypothecate the Shares (unless such Shares are registered under the Act and applicable state securities laws) in the absence of an opinion of counsel reasonably acceptable to the Company, that the sale, offer for sale, pledge or hypothecation of the Shares is exempt from the registration and prospectus delivery requirements of the Act and applicable state securities laws.

          (f) the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Warrant, to all of which he hereby expressly assent.

                                Very truly yours,

                                ____________________________

                    Print Name: ____________________________

                    Address:    ____________________________

                                ____________________________

Receipt of the above is hereby acknowledged:

KFx Inc.

By:     ________________________

Title:  ________________________

Date:   ________________________

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto _______________________________________ the within
Warrant and all rights evidenced thereby and does irrevocably constitute and appoint, __________________ _____________________ as attorney-in-fact, to transfer the said Warrant on the books of the within named Company.




                                        -----------------------------------


Dated:
      -----------------------



                               PARTIAL ASSIGNMENT
                               ------------------

     FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ________________________________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase ____________ shares of Common Stock of _______________________________, irrevocably constitute and appoint
_____________________________, attorney-in-fact, to transfer that part of the said Warrant on the books of the within named Company.




                                        -----------------------------------


Dated:
      -----------------------

               AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT

        This Amendment No. 1 to Common Stock Purchase Warrant (this "Amendment"), is made by and between KFx Inc., a Delaware corporation (the "Company") and Innovative Research Associates, Inc., a New York corporation ("Warrant Holder"), as of this 3rd day of August 1998. The Company and Warrant Holder are sometimes collectively referred to herein as the "Parties."

        WHEREAS, the Parties entered into that certain Common Stock Purchase Warrant dated October 29, 1996 in the amount of 65,000 shares (the "October Warrant Agreement");

        WHEREAS, on November 15, 1996 the Warrant Holder partially exercised the October Warrant Agreement and purchased 10,000 shares of common stock of the Company (the "Common Stock");

        WHEREAS, in connection with the partial exercise the Company reissued the October Warrant Agreement in the form of a Common Stock Purchase Warrant dated November 15, 1996 in the amount of 55,000 shares (the "Warrant Agreement");

        WHEREAS, the Parties now desire to amend the Warrant Agreement pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Warrant Agreement and as hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. The introduction paragraph of the Warrant Agreement is hereby amended in its entirety to read as follows:

          THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, Innovative Research Associates, Inc., a New York corporation with its principal place of business at 950 Third Avenue, 26th Floor, New York, New York 10022 (the "Warrant Holder") (or its assigns), is entitled to purchase from KFx Inc., a Delaware corporation ("Company") Fifty-Five Thousand (55,000) shares (the "Warrant Shares") of the Company's $.001 par value common stock (the "Common Stock" or "Shares"), for an aggregate purchase price equal to $3.75 multiplied by Fifty Five Thousand (55,000) shares ("Aggregate Original Warrant Price"), all on and subject to the terms, provisions and conditions hereinafter set forth. This Warrant may be exercised as to all or part (comprising a whole number) of the Shares represented hereby at any time or times before August 3, 2001 ("Expiration Date"). This Warrant shall be void and of no effect, and all rights, restrictions, and obligations hereunder shall cease to the extent not exercised prior to the Expiration Date.

2. Section 1.1 of the Warrant Agreement is hereby amended in their entirety to read as follows:

        Section 1.1 Duration. Subject to the provisions of Section 1.2 and 1.4 hereof, this Warrant may be exercised at any time on or after 5:00 p.m., Denver, Colorado time, on November 15, 1996 and at or before 5:00 p.m., Denver Colorado time on August 3, 2001 (or, if such day is not a business day, at or before 5:00 p.m., Denver, Colorado time, on the next following business day). If this Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

2. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Warrant Agreement.

3. As expressly modified by the terms hereof, the terms and provisions of the Warrant Agreement shall remain in full force and effect as originally written.

4. Signatures on this Amendment may be communicated by facsimile transmission and shall be binding upon the Parties transmitting the same by facsimile transmission. If executed in counterparts, this Amendment will be as effective as if simultaneously executed.

        WITNESS, the seal of the Company and the signatures of its duly authorized officers.

                           KFx Inc.


                           --------------------------------------------------
                           Seth L. Patterson
                           Executive Vice President & Chief Financial Officer




                           --------------------------------------------------
                           Rudolph G. Swenson, Secretary


        The undersigned hereby consents to this Amendment as required by Section
11.10 of the Warrant Agreement.

                           Innovative Research Associates, Inc.


                           By:
                              --------------------------------------
                           Name:
                              --------------------------------------
                           Title:
                              --------------------------------------

                                       3